Exhibit 10.4

EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made effective as of the 1st day of January, 2003, by and between MERCHANTS BANK, a state chartered bank with its principal office at 275 Kennedy Drive, South Burlington, Vermont, (hereinafter referred to as "CORPORATION") and EMPLOYEE, residing at _________________ (hereinafter referred to as "EMPLOYEE").

WITNESSETH

In consideration of the mutual covenants herein contained, the parties agree as follows:

1. Employment: The CORPORATION hereby employs the EMPLOYEE, and the EMPLOYEE hereby accepts employment.

2. Terms and Renewal: This Agreement shall be for a three-year term beginning on January 1, 2003, and terminating on December 31, 2005.

      On or before December 31, 2004, the CORPORATION shall notify the EMPLOYEE in writing if the CORPORATION does not intend to renew the Agreement for a one-year term following its original term. In the event that the CORPORATION does not so notify the EMPLOYEE, the Agreement shall renew for a one-year term following its original term. Similarly, on each anniversary date thereafter, the CORPORATION shall notify the EMPLOYEE in writing if the CORPORATION does not intend to renew the Agreement. In the event that the CORPORATION does not so notify the EMPLOYEE, the Agreement shall automatically renew for an additional one-year term following the then applicable term.

3. Termination:

      3.1  Discharge:  The CORPORATION has the right to discharge the EMPLOYEE at any time with or without just cause, as herein defined. If the EMPLOYEE is discharged without just cause, the CORPORATION agrees to pay in one lump sum upon discharge the EMPLOYEE's salary for one year.

      "Just cause" shall mean (a) misconduct connected with EMPLOYEE's work, if and as defined in any written policy of the CORPORATION covering all of the CORPORATION's officers which is now, or subsequently, in effect; or (b) the conviction of a felony which precludes EMPLOYEE from performing all or an essential part of his/her duties of employment, provided that, if such conviction is subsequently reversed, rescinded or expunged, EMPLOYEE's termination will be treated as if made without just cause.

3.2 Disability: In cases of disability, either party may elect to terminate the employment, subject to the following conditions: (i) the EMPLOYEE shall receive the

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greater of: (a) the salary and other normal benefits plus incentive payments which the EMPLOYEE would have received had she been terminated without just cause; or (b) the benefits payable to, and actually paid to, the EMPLOYEE arising out of any disability insurance policy covering the EMPLOYEE, and paid for by the CORPORATION (if said policy benefits are paid other than in a lump sum payment, the value of the benefits, for purposes of this Agreement, shall be calculated by using a present value of all payments to be made); and (ii) EMPLOYEE has suffered a disability as defined below.

      "Disability" shall mean mental or physical incapacity which shall continue for six (6) months or longer after exhaustion of all sick leave benefits, or a permanent mental or physical incapacity, either of which makes the performance of substantially all of the EMPLOYEE's duties impossible, as certified in writing by the EMPLOYEE's physician. The CORPORATION, in the event of disagreement, may seek the opinion of a qualified physician to determine if such disability exists; provided, however, that such physician is Board Certified in the area of specialty pertinent to the nature and extent of such disability. In the event of further disagreement, the two physicians shall choose a third physician, qualified as above, who shall make the determination, which shall be binding upon the parties.

      4.  Resignation by the EMPLOYEE:  The EMPLOYEE shall have the option of terminating his/her employment with the CORPORATION provided he/she gives at least 60 days advance written notice to the CORPORATION. The EMPLOYEE shall not be deemed to have resigned and, instead, shall be deemed to have been discharged by the CORPORATION, without just cause, if the EMPLOYEE resigns as a result of: (i) immoral, unethical or illegal acts or omissions committed by, or which reasonably appear will be committed by, any director, officer, employee, agent, or independent contractors of the CORPORATION (and the CORPORATION's Board of Directors shall not act, after his/her recommendation, to terminate the offending party(s) or to cease and desist such offending activity); or (ii) acts or omissions of any director, officer, employee, agent, or independent contractors of the CORPORATION which could reasonably subject the EMPLOYEE to personal liability from any Federal, State or local government or agency, or any banking authority, including, but not limited to, the Federal Deposit Insurance Corporation, the Internal Revenue Service, or the Securities and Exchange Commission.

      5.  Offices and Duties:  The EMPLOYEE shall be appointed, and shall serve, as the _______________________ of the CORPORATION. Should the CORPORATION decide to alter his/her title and/or position, it must provide the EMPLOYEE with an essentially equivalent or better position, with equivalent or better salary and benefits.

      6.  Efforts:  The EMPLOYEE shall devote full-time efforts and energies to the business and affairs of the CORPORATION and shall use best efforts, skill and abilities to promote the CORPORATION's interests.

      7.  Evaluation:  The EMPLOYEE shall be evaluated in writing annually by the President of the CORPORATION and shall receive a copy of said evaluation. Nothing herein shall allow the CORPORATION to reduce the salary, incentive payments and other benefits provided for

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herein, nor shall this provision be deemed to allow for the alteration of EMPLOYEE's duties and authority otherwise set forth in this Agreement; provided, however, that the performance of a condition within any regulatory order, memorandum of understanding or requirement shall not be affected by this provision.

      8.  Salary and Increases:  The CORPORATION shall pay the EMPLOYEE for all services rendered to the CORPORATION an initial salary of _____________ per annum, commencing January 1, 2003, and payable on a bi-weekly basis. The salary will be reviewed annually by the President and may be increased but not decreased at the discretion of the President. The CORPORATION may also grant the EMPLOYEE such other compensation, bonuses, benefits, etc., as it may deem proper from time to time.

      9.  Incentive Payments: An annual bonus will be paid to the Employee provided that:  (a) Merchants Bank maintains a "CAMELS" rating of 2 or better; and (b) certain performance targets are met. The method of calculating the amount of the bonus and the parameters of the performance targets shall be established annually by the CORPORATION's Board of Directors' Compensation Committee. For the first year of this Agreement, 2003, the performance targets and the calculation of the annual bonus will be as follows:

A. Definitions.

(i)	"Core Net Income" shall mean after-tax net income calculated in accordance with generally accepted accounting practices consistently applied, adjusted to exclude extraordinary financial events.
(ii)	"EMPLOYEE's Weekly Pay" shall mean _____________________.

B. Calculation of Annual Bonus.

The annual bonus shall be determined based upon the amount of Core Net Income of Merchants Bank for 2003, as follows:

(i)	Core Net Income less than ________________ - no payment;
(ii)	Core Net Income greater than ____________ - payment equal to:
- EMPLOYEE's Weekly Pay; multiplied by
- the number of weeks of pay awarded to employees under the current incentive plan for Service Center employees of Merchants Bank; multiplied by
- two and one-half (2 1/2).
(iii)	Core Net Income greater than _______________ - payment equal to:
- EMPLOYEE's Weekly Pay; multiplied by
- the number of weeks of pay awarded to employees under the current incentive plan for Service Center employees of Merchants Bank; multiplied by
- five (5).

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Notwithstanding any other provision herein to the contrary, (a) the foregoing amounts of Core Net Income shall be limited to operations at the CORPORATION's offices in operation at the commencement of 2003 and de novo offices opened in 2003, but shall not include Core Net Income resulting from possible mergers or acquisitions by the CORPORATION, and (b) the total of bonus or incentive payments to EMPLOYEE for 2003 under this Section 9 shall not exceed the sum of __________ (50% of EMPLOYEE's annual salary).

      10.  Benefits:  The CORPORATION shall provide the EMPLOYEE with all fringe benefits (including but not limited to health, life, disability, workers compensation insurance; vacation and sick pay; pension benefits) offered to other employees of the CORPORATION in subordinate positions.

      11.  Long Term Incentive/Stock Option Plan:  Each year, the EMPLOYEE will receive stock options with a "value" equal to 50% of her salary; provided, however, that no stock options will be awarded to the EMPLOYEE which would result in the EMPLOYEE holding unexercised stock options which exceed       % of the issued and outstanding shares of Merchants Bancshares, Inc.

      Notwithstanding the foregoing restriction, if EMPLOYEE holds unexercised stock options which equal or exceed       % of the issued and outstanding shares of Merchants Bancshares, Inc. at the time that stock options are to be awarded during any year, but EMPLOYEE subsequently exercises stock options during such year, the CORPORATION's Board of Directors' Compensation Committee, with the approval of the CORPORATION's Board of Directors, may thereafter during such year award stock options to EMPLOYEE subject to such value and percentage limitations.

      The stock value is determined by calculating the "Black-Scholes" value. The exercise price will be determined annually by the CORPORATION's Board of Directors' Compensation Committee. It is intended that the Committee will set the exercise price slightly above the then current market price for the stock of Merchants Bancshares, Inc.

      Options are exercisable at any time after two (2) years from their original issue date. The term of the options will expire on the earlier of (a) ten years from the issue date while EMPLOYEE remains employed by the CORPORATION, or (b) if EMPLOYEE's employment is terminated, then twelve months after termination of employment.

      If the EMPLOYEE is terminated without just cause or due to disability, or in the event that any transaction occurs which results in a change of control of either the CORPORATION or Merchants Bancshares, Inc. from that existing on the date of this Agreement, the EMPLOYEE may exercise this option immediately upon the occurrence of any such event or at any other time permitted in the preceding sub-paragraph. In the event that there is a split of Merchants Bancshares, Inc. stock, EMPLOYEE's stock options and option price shall be adjusted accordingly, so as to leave EMPLOYEE in the same relative position as at the time of commencement of this Agreement with regard to the issued and outstanding shares of Merchants

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Bancshares, Inc. on the date such action is taken. In the event there is a public offering of the stock of Merchants Bancshares, Inc. other than pursuant to a stock option or an employee stock ownership plan, at any time before the options granted hereby have been fully exercised, then the number of shares subject to the options granted herein shall be increased so that the total number of shares purchased and purchasable under these options as increased will bear the same relationship to the fully-diluted capitalization of the Corporation immediately after giving effect to completion of the public offering as the original number of shares purchasable under these options does to the fully-diluted capitalization of the Corporation at the effective date hereof. The purchase price for additional shares covered by these options as provided in the preceding sentence shall be the greater of the purchase price provided for herein or the purchase price paid by third parties purchasing stock in the public offering.

      If the CORPORATION is unable to cause to be delivered the shares upon which the EMPLOYEE seeks to exercise options, for any reason, then the CORPORATION shall pay to the EMPLOYEE, on the date of exercise, the difference between the exercise price and the trading price of Merchants Bancshares, Inc. shares on that day, as traded on the exchange on which said shares are listed.

      In the event that the EMPLOYEE shall become deceased during the period in which the EMPLOYEE may exercise stock options, as provided above, then the Estate may exercise said options in the manner provided above; provided, however, that said options are exercised within six (6) months after EMPLOYEE'S demise.

      12.  Expenses:  The EMPLOYEE shall be reimbursed for documented business expense incurred or paid by the EMPLOYEE in connection with the performance of duties, in the manner currently required by corporate policy.

      13.  Indemnification:  The CORPORATION agrees that, within the limits set forth in the Vermont Business Corporations Law, it shall hold the EMPLOYEE harmless for any actions taken by the EMPLOYEE or omissions to act, which, in either case, he/she reasonably believes to be in the CORPORATION's interests, or for his/her negligence in connection with such employment. This indemnity shall include the EMPLOYEE's reasonable attorneys' fees and costs incurred in defending any such demands, claims, or actions. The indemnity herein provided shall also include, but in no way be limited to, claims of liability arising for or on account of those acts or omissions of others described in Paragraph 4 of this Agreement.

      Notwithstanding the foregoing and except to the extent insurance provides such indemnity, the CORPORATION shall have no obligation to hold the EMPLOYEE harmless from (i) any liability he/she may have to any governmental entity with respect to personal taxes, interest or penalties, unless that liability resulted from a liability of the CORPORATION; (ii) any claims arising out of, based upon or attributable to the gaining in fact of any personal profit or advantage to which the EMPLOYEE is not legally entitled; or (iii) any claim arising out of, based upon or attributable to the committing of any criminal or deliberately fraudulent act. Prior to receiving any purported personal profit or advantage, EMPLOYEE is entitled to receive, at the CORPORATION's expense, an opinion of counsel that she is legally entitled to receive it.

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This Paragraph 13 shall not limit any immunity or indemnity provided EMPLOYEE by law or by the Articles of Association or Bylaws of the CORPORATION.

      14.  Binding Effect:  This Agreement shall inure to the benefit of and be binding upon the EMPLOYEE, his/her legal representatives, heirs, and distributee(s), and upon the CORPORATION, its successors and assigns, and also any subsidiary or affiliate corporation.

15. No Waiver: The waiver of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other term or condition.

      16.  Notices:  All notices, elections hereunder and similar communication(s) shall be in writing and shall be sufficient if addressed to the EMPLOYEE at his/her address shown above (or at any new address of which he/she shall advise the CORPORATION in writing) and mailed by certified return receipt with postage fully paid. All notices to the CORPORATION shall be given to the presiding officer of the Board of Directors.

      17.  Controlling Law and Attorneys' Fees:  Notwithstanding the actual place of execution, or the state of incorporation of the CORPORATION, this Agreement shall be governed by the laws of the State of Vermont and the parties hereto consent to the jurisdiction of the Courts of the State of Vermont.

In the event of a breach of this Agreement, the non-breaching party shall be entitled to recover its costs and attorneys' fees from the breaching party.

      18.  Corporate Authority:  The Board of Directors of the CORPORATION has authorized the President of the CORPORATION to negotiate and execute this Agreement on behalf of the CORPORATION, and upon request of the EMPLOYEE the CORPORATION shall furnish its certificate of the Resolution granting such authority.

      19.  Compliance with Law:  Any and all provisions of this Agreement shall be consistent and comply with applicable laws or regulations enacted or promulgated both before and after the execution date of this Agreement, and to the extent that any provision is inconsistent or does not comply with applicable laws or regulations, that part which is inconsistent or does not comply shall be modified to comply with the applicable law or regulation.

      20.  Prior Agreement Superseded:  This Employment Agreement replaces and supersedes an Employment Agreement between the CORPORATION and the EMPLOYEE dated effective as of January 1, 2001, as amended by a First Amendment to the 2001 Employment Agreement dated effective as of January 1, 2002.

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      IN WITNESS WHEREOF, the CORPORATION has caused this Agreement to be executed by its officer thereunto duly authorized, and the EMPLOYEE has hereunto set his/her hand and seal, all as of the day and year first above written.

IN PRESENCE OF:	CORPORATION:

MERCHANTS BANK

_________________________	By:	______________________________
Title:
Name:

EMPLOYEE:

_________________________	__________________________________

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